Exhibit 10.25
CONTRIBUTION AGREEMENT
This Contribution Agreement (this “Agreement”), dated as of December 16, 2014 (the “Execution Date”), is entered into by and among CST Brands, Inc. (“CST”), a Delaware corporation, CST Services LLC (“CST Services”), a Delaware limited liability company and a wholly owned subsidiary of CST, and CrossAmerica Partners LP, a Delaware limited partnership (“CAPL”). Each of CST, CST Services and CAPL is a “Party” and, collectively, are the “Parties.”
RECITALS
WHEREAS, CST Services desires to contribute to CAPL a 5% limited partner interest in CST Fuel Supply LP, a newly formed Delaware limited partnership (“CST Fuel”);
WHEREAS, effective as of 11:59 p.m., Central Standard Time, on December 31, 2014, CST Marketing and Supply Company (“CSTMS Co.”) will be converted from a Delaware corporation to a Delaware limited liability company (the “Conversion”) under the name “CST Marketing and Supply LLC” (together with CSTMS Co., “CSTMS”);
WHEREAS, on or before the Closing Date (as defined in Section 1.2(a) below) and following the Conversion, CST Services will contribute (the “Contribution”) all of the limited liability company interests in CSTMS to CST Fuel in exchange for all of the limited partner interests in CST Fuel;
WHEREAS, on or before the Closing Date and as a result of the Contribution, CST Services will own all of the limited partner interests in CST Fuel and CST USA Inc. (“CST USA”), a wholly owned subsidiary of CST, will be the sole general partner of CST Fuel;
WHEREAS, on or before the Closing Date, CSTMS will enter into a fuel distribution agreement with CST Services and various operating subsidiaries of CST Services as purchasers (the “Fuel Distribution Agreement”), in the form attached hereto as Exhibit A;
WHEREAS, CST is the indirect owner of all of the limited liability company interests of CrossAmerica GP LLC, a Delaware limited liability company and the general partner of CAPL (the “General Partner”); and
WHEREAS, the General Partner, CST and CST Services have taken or caused to be taken all limited liability company and limited partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE 1
Purchase and Sale

1.1Contribution of the CST Fuel Interest. At the Closing (as defined in Section 1.2(a) below), and subject to the terms and conditions of this Agreement, CST Services shall contribute effective as of January 1, 2015 to CAPL all of CST Services’ right, title and interest in and to a 5% limited partner interest in CST Fuel (the “CST Fuel Interest”) free and clear of all liens (other than restrictions under the CST Fuel

LP Agreement (as defined in Section 2.4(a) below) and restrictions under applicable state and federal securities laws), and CAPL shall be admitted as a limited partner of CST Fuel, and CAPL shall, at the Closing, issue to CST Services 1,497,946 common units (“CAPL Common Units”) representing limited partner interests in CAPL (the “Consideration”).

1.2Closing and Closing Deliveries.

a.The closing of the transactions contemplated hereby pursuant to this Agreement (the “Closing”) will be held following satisfaction or waiver of all of the conditions precedent to the Closing set forth in Article V at the offices of CST, One Valero Way, Building D, Suite 200, San Antonio, Texas, on or before 9:00 a.m., San Antonio, Texas time, January 2nd, 2015, or such other place, date and time as may be mutually agreed upon by the Parties. The “Closing Date,” as referred to herein, shall mean the date of the Closing.

b.At the Closing, CST shall deliver, or cause to be delivered, to CAPL the following:

(i)a counterpart to the Assignment Agreement in the form attached as Exhibit B hereto (the “Assignment Agreement”), duly executed by CST Services;

(ii)an officer’s certificate certifying CST Services’ satisfaction of its conditions required by Section 5.2; and

(iii)such other certificates, instruments of conveyance and documents, if any, as may be reasonably requested by CAPL prior to the Closing Date to carry out the intent and purposes of this Agreement.

c.At the Closing, CAPL shall deliver, or cause to be delivered, to CST Services the following:
(i)a counterpart to the Assignment Agreement, duly executed by CAPL;

(ii)an officer’s certificate certifying CAPL’s satisfaction of its conditions required by Section 5.3;

(iii)the Consideration as provided in Section 1.1; and

(iv)such other certificates, instruments of conveyance and documents, if any, as may be reasonably requested by CST Services prior to the Closing Date to carry out the intent and purposes of this Agreement.

1.3Further Assurances. The Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments and other documents and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate, to assure that all beneficial and record title to the CST Fuel Interest fully and effectively vests in CAPL and its successors and assigns, that CAPL is admitted as a limited partner of CST Fuel and that the Consideration is properly issued to CST Services.

ARTICLE 2
Representations and Warranties of CST
CST hereby represents and warrants to CAPL that the following statements are true and correct as of the date of this Agreement (or if another date is set forth in such statement, such other date).
2.1Organization.

(a)Each of CST, CST USA, CST Services and CSTMS is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate or limited liability company power and authority, as applicable, to own, operate and lease its properties and assets and to carry on its business as now conducted. Each of CST, CST USA, CST Services and CSTMS is duly licensed or qualified to do business in each state in which the character of the properties and assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified. There is no pending or threatened action for the dissolution, liquidation or insolvency of CSTMS.

(b)Immediately prior to the Closing, CST Fuel will be duly organized, validly existing and in good standing under the laws of the State of Delaware, and have all requisite partnership power and authority to own a limited liability company interest in, and be a member of, CSTMS. Immediately prior to the Closing, CST Fuel will be duly licensed or qualified to do business in each state in which the character of the properties and assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified. Immediately prior to the Closing, there will be no pending or threatened action for the dissolution, liquidation or insolvency of CST Fuel.

2.2Authority and Approval. Each of CST, CST Services and CSTMS has all requisite corporate and limited liability company power and authority, as applicable, to execute and deliver this Agreement, the Fuel Distribution Agreement, the Assignment Agreement and each of the other documents and certificates to be delivered at Closing or contemplated by this Agreement (collectively, the “Transaction Documents”) to which it is or will be a party, to consummate the transactions contemplated hereby and thereby and to perform all of the terms and conditions hereof or thereof to be performed by it. The execution and delivery by each of CST, CST Services and CSTMS of any Transaction Document to which it is or will be a party, the consummation of the transactions contemplated hereby and thereby and the performance of all of the terms and conditions hereof and thereof to be performed by each of CST, CST Services and CSTMS, respectively, have been duly authorized and approved by all requisite entity action of CST, CST Services and CSTMS. Each Transaction Document to which CST, CST Services and CSTMS is or will be a party will constitute, upon execution and delivery by it, its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity). This Agreement has been duly executed and delivered by each of CST and CST Services.

2.3No Violation. The execution and delivery of the Transaction Documents by each of CST, CST Services and CSTMS does not, and the consummation of the transactions contemplated hereby or thereby and the performance by each of CST, CST Services and CSTMS of the obligations that it is obligated to perform hereunder or thereunder do not and will not: (a) violate any provision of the organizational documents of each of CST, CST Services and CSTMS; (b) breach or violate, or result in the breach or violation of or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, or result in the imposition of any lien upon CST, CST Services or CSTMS pursuant to, any mortgage, lien, lease, franchise, license, permit, agreement or other instrument to which CST, CST Services or CSTMS is a party, or by which either CST, CST Services or CSTMS is bound, and that, individually or in the aggregate, could have a material adverse effect upon (a) the assets, properties, business, results of operations or condition (financial or otherwise) of CSTMS or the sale of fuel by CSTMS pursuant to the Fuel Distribution Agreement (the “Business”) or (b) either CST or CST Services’ ability to consummate this transaction (either subpart (a) or (b) herein being referred to as a “Material Adverse Effect”); (c) contravene or violate any municipal, state or federal ordinance, law, rule, regulation, judgment, order, writ, injunction, or decree applicable to CST or CST Services in any material respect; or (d) require any consent, approval, license, permit, order or authorization of any governmental authority or any other person or entity.

2.4Capitalization; Title to CST Fuel Interest.

(a)Immediately prior to the Closing, CST Services will own beneficially and of record all of the limited partner interests in CST Fuel (including the CST Fuel Interest) free and clear of all liens (other than those arising pursuant to the terms of the Agreement of Limited Partnership of CST Fuel in the form attached as Exhibit C hereto (the “CST Fuel LP Agreement”) or restrictions on transfer under applicable federal and state securities laws). Immediately prior to the Closing, the CST Fuel Interest will not be subject to any agreements or understandings with respect to the voting or transfer of the CST Fuel Interest (other than those arising pursuant to the terms of the CST Fuel LP Agreement or restrictions on transfer under applicable federal and state securities laws). Immediately prior to the Closing, the CST Fuel Interest will have been duly authorized, validly issued and fully paid (to the extent required by the CST Fuel LP Agreement) and non-assessable (except as such non-assessability may be limited by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).

(b)Immediately prior to the Closing, CST USA will be the sole general partner of CST Fuel and own a non-economic general partner interest in CST Fuel and CST Services will be the sole limited partner of CST Fuel and own a 100% limited partner interest in CST Fuel.

(c)Immediately prior to Closing, the CST Fuel LP Agreement will be in full force and effect and will not have been amended.

(d)Other than this Agreement, immediately prior to the Closing, there will be no outstanding options, warrants, exchangeable or convertible debt or similar rights or agreements to purchase or acquire any equity interests in CST Fuel, any other commitments or contracts providing for the issuance of additional equity interests, or for the repurchase or redemption of the CST Fuel Interest or equity interests in CST Fuel, or any contracts of any kind which may obligate CST Fuel to issue, purchase, register for sale, redeem or otherwise acquire any of its equity interests.

(e)The CST Fuel Interest is not subject to and was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of local or state law applicable to such interests, the CST Fuel LP Agreement, or any contract to which CST or any of its subsidiaries is a party or to which it or any of its properties or assets is otherwise bound.

2.5Title.

(a)On the date hereof, CST Services has good and valid title to the issued and outstanding capital stock in CSTMS Co., free and clear of all liens (other than those arising pursuant to the terms of the Bylaws of CSTMS or restrictions on transfer under applicable federal and state securities laws). On the date hereof, all of the issued and outstanding capital stock in CSTMS Co. has been duly authorized, validly issued and fully paid and is non-assessable.

(b)Immediately prior to the Closing and following the Conversion, CST Fuel will have good and valid title to all of the limited liability company interests in, and will be the sole member of, CSTMS, free and clear of all liens (other than those arising pursuant to the terms of the Limited Liability Company Agreement of CSTMS in the form attached as Exhibit D hereto (the “CSTMS LLC Agreement”) or restrictions on transfer under applicable federal and state securities laws). Immediately prior to the Closing and following the Conversion, all of the outstanding limited liability company interests in CSTMS will have been duly authorized and will be validly issued and fully paid (to the extent required by the CSTMS LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act).

(c)Immediately prior to Closing, the CSTMS LLC Agreement will be in full force and effect and will not have been amended.

(d)Immediately prior to the Closing, there will be no outstanding options, warrants, exchangeable or convertible debt or similar rights or agreements to purchase or acquire any equity interests in CSTMS, any other commitments or contracts providing for the issuance of additional equity interests, or for the repurchase or redemption of the equity interests in CSTMS, or any contracts of any kind which may obligate CSTMS to issue, purchase, register for sale, redeem or otherwise acquire any of its equity interests.

(e)Immediately prior to the Closing, the limited liability company interests in CSTMS will not be subject to and will not have been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of local or state law applicable to such interests, the CSTMS LLC Agreement, or any contract to which CST or any of its subsidiaries is a party or to which it or any of its properties or assets is otherwise bound.

(f)CSTMS does not own, directly or indirectly, (i) any shares of outstanding capital stock of any other person or entity or securities convertible into or exchangeable for capital stock of any other person or entity or (ii) any equity or other participating interest in the revenues or profits of any person or entity, and CSTMS is not subject to any obligation to acquire any such interest.

2.6Litigation; Laws and Regulations.

(a)There are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to CST’s knowledge, threatened against or affecting CSTMS Co.; or (ii) judgments, orders, decrees or injunctions of any governmental authority, whether at law or in equity, against or affecting CSTMS Co., except in each case of (i) and (ii) of this Section 2.6(a), for those items that would not, individually or in the aggregate, have a Material Adverse Effect.

(b)CSTMS Co. is not (and for the last three years has not been) in violation of or in default under any applicable law, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(c)Immediately prior to the Closing, there shall be no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to CST’s knowledge, threatened against or affecting the CST Fuel Interest, CST Fuel or CSTMS; or (ii) judgments, orders, decrees or injunctions of any governmental authority, whether at law or in equity, against or affecting CST Fuel or CSTMS or the CST Fuel Interest, except in each case of (i) and (ii) of this Section 2.6(c), for those items that would not, individually or in the aggregate, have a Material Adverse Effect.

(d)Immediately prior to the Closing, neither CST Fuel nor CSTMS shall be in violation of or in default under any applicable law, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Notwithstanding the foregoing, CST makes no representation or warranty, express or implied, under this Section 2.6 relating to tax matters, which are exclusively addressed in Section 2.7, relating to environmental matters, which are exclusively addressed in Section 2.8, Permits (defined below), which are exclusively addressed in Section 2.9, or employee or employee benefits matters, which are exclusively addressed in Section 2.10.

2.7Taxes. Except as disclosed on Schedule 2.7 hereto,

(a)CSTMS has filed or CST and its affiliates have caused to be filed all tax returns (the “Tax Returns”) required to be filed by CSTMS on a timely basis (taking into account all legal extensions of due dates), and all taxes due and owing (whether or not shown as due on any tax returns) by CSTMS have been timely paid in full. All such Tax Returns are true, correct and complete in all material respects.

(b)CSTMS is not a party to a tax sharing agreement and does not have any liability for taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(c)No examination, audit, claim, assessment, levy, or administrative or judicial proceeding regarding any of the Tax Returns or any taxes of or with respect to CSTMS or the Business are currently pending or have been proposed in writing or have been threatened.

(d)No waivers or extensions of statutes of limitations have been given or requested in writing with respect to any amount of taxes of or with respect to CSTMS, the Business or any Tax Returns.

(e)CSTMS will, at Closing, be treated as an entity disregarded as an entity separate from its owner for federal income tax purposes pursuant to Treasury Regulation Section 301.7701-2(c)(2)(i).

2.8Environmental Matters. Except as reflected on Schedule 2.8 hereto or as would not, individually or in the aggregate have (or be reasonably expected to have) a Material Adverse Effect, CSTMS has been in compliance with applicable environmental laws.

2.9Licenses; Permits.

(a)CSTMS has all licenses, permits, certificates, approvals, variances, consents, authorizations, registrations, permissions and similar rights and privileges issued or granted by governmental authorities (collectively, “Permits”) that are material and necessary for the Business. None of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

(b)All such Permits are validly held by CSTMS and, to CST’s knowledge, are in full force and effect in all material respects and there is no outstanding written notice, nor to CST’s knowledge, any other notice of revocation, cancellation or termination of any Permit. No Litigation is pending, or to CST’s knowledge, threatened with respect to any alleged failure by CSTMS or its affiliates to have any Permit necessary for the conduct of the Business or to be in compliance with such Permits.

(c)CSTMS has complied in all material respects with the terms and conditions of such Permits.

2.10Employees and Employee Benefits. CSTMS has no employees; the assets of CSTMS are operated by employees of affiliates of CST who provide exclusive or shared services to CSTMS or with respect to its assets (collectively, the “Associated Employees”). The execution, delivery and performance of this Agreement and the other Transaction Documents will not disproportionately increase CAPL’s liabilities or obligations with respect to the Associated Employees under state or federal laws relating to their employment, including the Employee Retirement Income Security Act of 1974, as amended.

2.11Contracts.

(a)CST has made available to CAPL each of (i) a draft of the Fuel Distribution Agreement, (ii) a correct and complete copy of the Master Agreement, dated effective as of May 1, 2013, by and between CSTMS and Valero Marketing and Supply Company (the “Master Agreement”), (iii) a correct and complete copy of the Branded Distributor Marketing Agreement (Multi Brand), dated as of May 1, 2013, as amended by the Master Agreement, by and between CSTMS and Valero Marketing and Supply Company, and (iv) a correct and complete copy of the Petroleum Product Sale Agreement, dated as of May 1, 2013, as amended by the Master Agreement, by and between CSTMS and Valero Marketing and Supply Company (each, a “Material Contract”).

(b)Other than the Fuel Distribution Agreement: (i) each Material Contract is legal, valid, binding, enforceable against CSTMS (assuming the enforceability against the other party or parties thereto), and in full force and effect; (ii) CSTMS is not in breach or default of any Material Contract, and no event has occurred which with notice or lapse of time would constitute a breach or default by CSTMS, or permit termination, modification, or acceleration, under a Material Contract; and (iii) to CST’s knowledge, no other party is in breach or default, and no event has occurred that with notice, lapse of time or both would constitute a breach or default by such other party, or permit termination, modification or acceleration under a Material Contract, nor has any other party repudiated any provision of a Material Contract; except that in the case of clauses (i)-(iii) above, such breaches, defaults or unenforceability as would not, individually or in the aggregate, have (or be reasonably expected to have) a Material Adverse Effect. None of CST, CST Services, CSTMS or their affiliates has given or received from any third party any written notice of any action or intent to terminate or amend in any material respect any Material Contract.

(c)Immediately prior to the Closing: (i) the Fuel Distribution Agreement will be legal, valid, binding, enforceable against CSTMS and CST Services, and in full force and effect; and (ii) CSTMS and CST Services will not be in breach or default of the Fuel Distribution Agreement, and no event will have occurred which with notice or lapse of time would constitute a breach or default by CSTMS or CST Services, or permit termination, modification, or acceleration, under the Fuel Distribution Agreement; except that in the case of clauses (i) and (ii) above, such breaches, defaults or unenforceability as would not, individually or in the aggregate, have (or be reasonably expected to have) a Material Adverse Effect.

2.12Brokerage Arrangements. Except as set forth on Schedule 2.12, CST or its affiliates have not entered (directly or indirectly) into any agreement with any person that would obligate CAPL, CST Fuel or CSTMS to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

2.13Investment Intent. CST has substantial experience in analyzing and investing in entities like CAPL and is capable of evaluating the merits and risks of its investment in the Consideration consisting of CAPL Common Units. CST is acquiring the CAPL Common Units solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws. CST acknowledges that the CAPL Common Units will not be registered under the Securities Act or any applicable state securities laws, and that the CAPL Common Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom, as applicable, and pursuant to state securities laws.

2.14Management Projections and Disclosure.

(a)The projections and budgets provided to the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”) (including those provided to the Conflicts Committee’s financial advisor) as part of the Conflicts Committee’s review in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby were prepared and delivered in good faith, are based on reasonable assumptions, are materially consistent with CST’s and CST Services’ management’s current expectations regarding the Business and are materially consistent with the provisions of the contracts affecting the Business.

(b)No representation or warranty or other statement made by CST or CST Services in this Agreement, the Schedules, any supplement to the Schedules, the certificates delivered pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement or therein, in light of the circumstances in which they were made, not misleading.

2.15Operating Assets and Real Property.

(a)The assets of CSTMS are sufficient to conduct the Business. The Business is the only business operation carried on by CSTMS. At the Closing, CSTMS shall have sufficient net working capital to operate the Business in the ordinary course.

(b)CST Fuel Supply does not own any assets other than limited liability company interests in CSTMS.

(c)CSTMS does not own, lease, franchise, license or otherwise hold any real property.

2.16Insurance. CSTMS maintains policies of fire and casualty, liability and other forms of property and liability insurance related to the assets of CSTMS and the Business in such amounts, with such deductibles, and against such risks and losses as are, in its reasonable business judgment, reasonable for the Business and the Operating Assets. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation, termination or non-renewal has been received, or, to CST’s knowledge, threatened, with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation. To CST’s knowledge, the activities and operations of the Business have been conducted in a manner so as to conform in all material respects to all applicable provisions of those insurance policies.

2.17Disclaimer of Warranties. Except as expressly set forth in this Article 2, CST makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, stockholder, director, employee, agent or consultant of CST, or its affiliates.

ARTICLE 3
Representations and Warranties of CAPL

CAPL hereby represents and warrants to CST that the following statements are true and correct as of the date of this Agreement (or if another date is set forth in such statement, such other date).
3.1Organization and Existence. CAPL is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

3.2Authority and Approval. CAPL has all requisite limited partnership power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the terms and conditions hereof to be performed by CAPL has been duly authorized and approved, by all requisite entity action of CAPL and its general partner. This Agreement has been duly executed and delivered by CAPL and, assuming the due authorization, execution and delivery of this Agreement by CST and CST Services, constitutes the valid and legally binding obligation of CAPL, enforceable against CAPL in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

3.3No Violation. The execution and delivery of this Agreement (or any related instrument) by CAPL does not, and the consummation of the transactions contemplated hereby and the performance by CAPL of the obligations that it is obligated to perform hereunder do not and at the closing will not: (a) violate any provision of the organizational documents of CAPL; (b) violate, or result in the violation of or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, or result in the imposition of any lien upon the CST Fuel Interest, if any, pursuant to, any mortgage, lien, lease, franchise, license, permit, agreement or other instrument to which CAPL is a party, or by which CAPL is bound, and that could have a Material Adverse Effect; or (c) contravene or violate any municipal, state or federal ordinance, law, rule, regulation, judgment, order, writ, injunction or decree in any material respect.

3.4Brokerage Arrangements. Except as set forth on Schedule 3.4, CAPL has not entered (directly or indirectly) into any agreement with any person that would obligate CST, any of its affiliates or CST Fuel to pay any commission, brokerage or “finder’s fee” or other fee in connection with this Agreement or the transactions contemplated hereby or thereby.

3.5Investment Intent. CAPL has substantial experience in analyzing and investing in entities like CST Fuel and is capable of evaluating the merits and risks of its investment in the CST Fuel Interest. CAPL is acquiring the CST Fuel Interest solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws. CAPL acknowledges that the CST Fuel Interest will not be registered under the Securities Act or any applicable state securities laws, and that the CST Fuel Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom, as applicable, and pursuant to state securities laws.

3.6Valid Issuance; Listing.

(a)At Closing, the offer and sale of the CAPL Common Units will have been duly authorized by CAPL pursuant to the First Amended and Restated Agreement of Limited Partnership of Lehigh Gas Partners, L.P., as amended prior to the date hereof (the “CAPL Partnership Agreement”), and when issued and delivered to CST Services in accordance with the terms of this Agreement and the CAPL Partnership Agreement, will be validly issued, fully paid (to the extent required by the CAPL Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act) and free and clear of all liens (other than those arising pursuant to the terms of the CAPL Partnership Agreement or restrictions on transfer under applicable federal and state securities laws).

(b)The currently outstanding CAPL Common Units are listed on the New York Stock Exchange, and CAPL has not received any notice of delisting.

(c)Other than this Agreement, and except as disclosed in filings made by CAPL with the U.S. Securities and Exchange Commission, there are no outstanding options, warrants, exchangeable or convertible debt or similar rights or agreements to purchase or acquire any equity interests in CAPL.

3.7Disclaimer of Warranties. Except as expressly set forth in this Article 3, CAPL makes no representations or warranties whatsoever and disclaims all liability and responsibility for any other representation, warranty, statement or information made or communicated (orally or in writing), including, without limitation, any opinion, information or advice that may have been provided by any officer, unitholder, stockholder, director, employee, agent or consultant of CAPL, or its affiliates.

ARTICLE 4
Covenants, Rights and Obligations

4.1Operation of CSTMS. Except as provided in this Agreement or as consented to by the Parties, during the period from the Execution Date through the Closing Date: the Parties shall cause CSTMS to (i) conduct its businesses and operations in the usual and ordinary course consistent with past practices and (ii) use commercially reasonable efforts to preserve, maintain and protect its assets, business and operations; provided, however, no Party shall be required to make any payments or enter into any contractual arrangements or understandings to satisfy the foregoing obligations in this Section 4.1 if such payments or contractual arrangements or understandings would be commercially unreasonable (it being understood, for the purposes of clarity, any payment or contractual arrangement or understanding shall be deemed commercially reasonable if done in the usual and ordinary course of business, consistent with past practice).

ARTICLE 5
Conditions to Closing

5.1Conditions Precedent to Each Party’s Obligations to Closing.

The respective obligations of each Party to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Parties:
no order or law shall have been issued, enacted, entered, promulgated or enforced by any statute, rule, regulation, non-appealable judgment, court or governmental authority of competent jurisdiction which is in effect and prohibits or restricts the consummation of the transactions contemplated by this Agreement.
there shall not have been instituted, threatened or be pending any action, proceeding or investigation, whether formal or informal (or there shall not have been any material adverse development with respect to any action or proceeding currently instituted, threatened or pending), before or by any court, governmental authority, or by any other person or entity, in connection with the transactions contemplated by this Agreement that either (i) is, or is reasonably likely to be, materially adverse to the transactions contemplated by this Agreement, or (ii) will, or is reasonably likely to, prohibit, prevent, restrict or delay consummation of this Agreement.

5.2Conditions to the Obligations of CAPL.

The obligations of CAPL to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by CAPL:
(a)The representations and warranties of CST set forth in this Agreement shall be true and correct. CST shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by it by the time of the Closing.

(b)There shall have been no Material Adverse Effect.

(c)CST USA, as the sole general partner, and CST Services, as the sole limited partner, shall have entered into the CST Fuel LP Agreement.

(d)The Conversion shall have occurred.

(e)CST Services shall have contributed all of the limited liability company interests in CSTMS to CST Fuel.

(f)CSTMS and CST Services shall have executed and delivered the Fuel Distribution Agreement.

(g)CAPL shall have received each of the deliveries of CST and CST Services set forth in Section 1.2.

5.3Conditions to the Obligations of CST and CST Services.

The obligations of each of CST and CST Services to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing of the following condition, which may be waived in writing, in whole or in part, by CST:
(a)The representations and warranties of CAPL set forth in this Agreement shall be true and correct. CAPL shall have performed or complied with all obligations and covenants required by this Agreement to be performed or complied with by it by the time of the Closing.

(b)CST and CST Services shall have received each of the deliveries of CAPL set forth in Section 1.2.

ARTICLE 6
Indemnification
6.1Indemnification of CAPL. Subject to the limitations set forth in this Article 6, CST shall indemnify, defend and hold CAPL and its subsidiaries and its respective securityholders, directors, officers and employees (and the officers, directors and employees of the General Partner but otherwise excluding any of CST and its affiliates) (the “CAPL Indemnified Parties”) harmless from and against any and all damages suffered or incurred by the CAPL Indemnified Parties as a result of or arising out of (a) any inaccuracy, violation or breach of a representation or warranty of CST in this Agreement or (b) any breach of any other agreement or covenant on the part of CST made under this Agreement.

6.2Indemnification of CST. Subject to the limitations set forth in this Article 6, CAPL shall indemnify, defend and hold CST and its affiliates (other than CAPL and its subsidiaries) and its respective securityholders, directors, officers and employees (the “CST Indemnified Parties”) harmless from and against any and all damages suffered or incurred by the CST Indemnified Parties as a result of or arising out of (a) any inaccuracy, violation or breach of a representation or warranty of CAPL in this Agreement or (b) any breach of any other agreement or covenant on the part of CAPL made under this Agreement.

6.3Tax Indemnification. CST will indemnify, defend and hold the CAPL Indemnified Parties harmless from and against any and all damages suffered or incurred by any CAPL Indemnified Party for (a) any taxes with respect to the operations of CSTMS on or prior to the Closing Date and (b) CSTMS’s obligation to pay any taxes of any person (other than taxes of CAPL and its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

6.4Survival.

(a)All the provisions of this Agreement shall survive the date hereof, provided that the representations and warranties set forth in Articles 2 and 3 shall terminate on the first anniversary of the date of this Agreement, except (i) the representations and warranties of CST set forth in Section 2.7 and the covenants of CST set forth in Section 6.3 shall survive until 30 days after the expiration of the applicable statutes of limitations (including all periods of extension and tolling), (ii) the representations and warranties of CST set forth in Sections 2.1, 2.2, 2.4, 2.5 and 2.12 (collectively, the “CST Fundamental Representations”) shall survive forever and (iii) the representations and warranties of CAPL set forth in Sections 3.1, 3.2 and 3.4 shall survive forever. After a representation and warranty or agreement or covenant has terminated and expired, no indemnification shall or may be sought pursuant to Sections 6.1 or 6.2 by any person or entity who would have been entitled pursuant to this Article 6 to indemnification on the basis of such representation and warranty or agreement or covenant prior to its termination and expiration, provided that in the case of each representation and warranty or covenant or agreement that shall terminate and expire as provided in this Section 6.4, no claim presented in writing for indemnification pursuant to this Article 6 on the basis of such representation and warranty or agreement or covenant prior to its termination and expiration shall be affected in any way by that termination and expiration. Except as otherwise provided in this Section 6.4, the covenants and agreements entered into pursuant to this Agreement shall survive the date hereof in accordance with their terms (or, in the absence of a stated term, in perpetuity).

(b)The indemnification obligations under this Article 6 or elsewhere in this Agreement shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence or strict liability of the indemnified party.

6.5Demands.

(a)Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such claims for indemnity involving third party claims being, collectively, referred to herein as the “Indemnity Claim”), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party (a “Claim Notice”), together with a detailed statement of such information respecting any of the foregoing as it shall have and all supporting evidence, including any damages already incurred and its detailed estimate of any damages to be incurred in the future. Such notice shall include a formal demand for indemnification under this Agreement.

(b)If the indemnified party knowingly failed to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against an Indemnity Claim and to make a timely response thereto, the indemnifying party’s indemnity obligation relating to such Indemnity Claim shall be limited to the extent that such failure has actually prejudiced or damaged the indemnifying party with respect to that Indemnity Claim.

(c)With respect to any claim for indemnification not involving an Indemnity Claim, the indemnifying party shall be deemed to have agreed to indemnify the indemnified party pursuant to this Article 6 with respect to the claims set forth in any Claim Notice if and to the extent the indemnifying party does not provide the indemnified party notice of its disagreement with respect to the contents of a Claim Notice within 30 calendar days of receipt thereof.

6.6Right to Contest and Defend.

(a)The indemnifying party shall be entitled, at its cost and expense, to contest and defend by all appropriate legal proceedings any Indemnity Claim for which it is called upon to indemnify by the indemnified party under the provisions of this Agreement; provided, that notice of the intention to so contest shall be delivered by the indemnifying party to the indemnified party within 20 days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Indemnity Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party and not reasonably objected to by the indemnified party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense.

(b)The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense or injunctive relief. If the indemnifying party does not elect to contest any such Indemnity Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. If the indemnifying party assumes the defense of an Indemnity Claim, the indemnified party shall agree to any settlement, compromise or discharge of an Indemnity Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Indemnity Claim, which releases the indemnified party completely in connection with such Indemnity

Claim and which would not otherwise adversely affect the indemnified party as reasonably determined by the indemnified party.

(c)Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Indemnity Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Indemnity Claim) if the Indemnity Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

6.7Cooperation. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Indemnity Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Indemnity Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating without regard to any limitations set forth in Section 6.10. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Indemnity Claim.

6.8Right to Participate. The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all persons, including governmental authorities, asserting any Indemnity Claim against the indemnified party or conferences with representatives of or counsel for such persons.

6.9Payment of Damages. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within 10 days as and when reasonably specific bills are received or damages are incurred and reasonable evidence thereof is delivered. In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all insurance proceeds received and any indemnification reimbursement proceeds received from third parties.

6.10Limitations on Indemnification.
(a)In no event shall CST’s aggregate liability to the CAPL Indemnified Parties under Section 6.1 exceed an amount equal to 20% of the dollar value of the Consideration as of the Closing Date (the “Ceiling Amount”). Notwithstanding the foregoing, the Ceiling Amount shall not apply to inaccuracies, violations or breaches of any of the CST Fundamental Representations, provided CST’s aggregate liability for a breach of representations hereunder (including the CST Fundamental Representations) shall not exceed an amount equal to the dollar value of the Consideration as of the Closing Date.

(b)In no event shall CAPL’s aggregate liability to the CST Indemnified Parties under Section 6.2 exceed the Ceiling Amount. Notwithstanding the foregoing, the Ceiling Amount shall not apply to inaccuracies, violations or breaches of any of the representations and warranties contained in Sections 3.1, 3.2 and 3.4 (the “CAPL Fundamental Representations”), provided CAPL’s aggregate liability for a breach of representations hereunder (including the CAPL Fundamental Representations) shall not exceed an amount equal to the dollar value of the Consideration as of the Closing Date.

(c)Sole Remedy. Following the Closing, no Party shall have any liability under this Agreement or the transactions contemplated hereby or thereby except as is provided in this Article 6 (other than claims or causes of action arising from actual fraud).

ARTICLE 7
Miscellaneous

7.1Costs. CST shall pay all expenses, fees and costs, including sales, use and similar taxes arising out of the transactions contemplated by this Agreement and shall pay all documentary, filling, recording, transfer and conveyance taxes and fees required in connection therewith.

7.2Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions of this Agreement. The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all genders, and the singular shall include the plural and vice versa. The use in this Agreement of the word “including” shall mean “including without limitation.”

7.3No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement, except in each case to the extent of indemnification obligations in Article 6.

7.4Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.5Governing Law; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES TO (a) BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (b) TO THE EXTENT THAT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT FOR ACCEPTANCE OF LEGAL PROCESS IN THE STATE OF DELAWARE AND TO NOTIFY THE OTHER PARTY OF THE NAME AND ADDRESS OF SUCH AGENT.

7.6Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter of this Agreement, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement as of the time of execution of this Agreement.

7.7Amendment, Modification and Termination. This Agreement may be amended or modified from time to time only by the written agreement of the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

7.8Entire Agreement. This Agreement and the instruments referenced herein supersede all previous understandings of or agreements between the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement and such instruments. There are no unwritten oral agreements between the Parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form a part of this Agreement unless it is contained in a written amendment to this Agreement executed by the Parties after the date of this Agreement.

7.9Specific Performance. The Parties acknowledge that, in view of the uniqueness of the transactions contemplated by this Agreement, the Parties will not have an adequate remedy at law for monetary damages and will be irreparably damaged in the event that Closing fails to occur, or is rendered incapable of occurring, as a result the other Party’s breach of any term of this Agreement; and, therefore, the Parties agree that each Party shall be entitled to specific enforcement of the terms of this Agreement to compel the other Party to consummate the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the date first above written.
CST Brands, Inc.

By:    /s/ Kimberly S. Lubel
Name:    Kimberly S. Lubel
Title:    CEO and President

CST SERVICES LLC

By:    /s/ Kimberly S. Lubel
Name:    Kimberly S. Lubel
Title:    CEO and President

CROSSAMERICA PARTNERS LP

By: CrossAmerica GP, LLC, as its general partner

By:    /s/ Gérard Sonnier
Name:    Gérard Sonnier
Title:    Corporate Secretary

[Signature Page to Contribution Agreement]